UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017

THE BANK OF NEW YORK MELLON CORPORATION

(Exact Name of Registrant as Specified In Its Charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street, New York, New York		10286
(Address of principal executive offices)		(Zip Code)

(212) 495-1784

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 19, 2017 The Bank of New York Mellon Corporation (the “Company”) sent a redemption notice to U.S. Bank National Association, the Property Trustee for Mellon Capital III, which will result in the redemption of £200,000,000 liquidation amount of Mellon Capital III’s 6.369% Preferred Securities (£50,000 liquidation amount per security), ISIN No. XS0266758555, on March 20, 2017. The redemption price of each security will be equal to 100% of the liquidation amount of the security plus accumulated and unpaid distributions in the amount of £467.388465 per security.

The Company issued a press release on January 19, 2017 regarding the redemption, which is attached as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated January 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: January 19, 2017	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 19, 2017.